For the fiscal year ended May 31, 2001
File number 811-05206
Prudential Natural Resources Fund, Inc.




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential
Natural Resources
Fund, Inc. was held on January 17 and February 22,
2001,
respectively. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes
For
Withheld

	Saul K. Fenster	                2,579,700

78,431
Delayne Dedrick Gold	    	     2,580,080
78,051
Robert F. Gunia	                2,581,359
76,772
	Douglas H. McDorkindale	     2,581,167
76,964
W. Scott McDonald                    2,581,372
76,759
Thomas T. Mooney		     2,581,042
77,089
	Stephen P. Munn		     2,581,406
76,725
            David R. Odenath		     2,581,691

76,440
Richard A. Redeker		     2,581,578
76,553
	Judy A. Rice			     2,581,553

76,578
Robin B. Smith 		     2,581,145
76,986
Louis A. Weil III 		     2,580,743
77,388
Clay T. Whitehead		     2,581,362
76,769


02.	Approve a New Subadvisory Agreement between
Prudential
Investments Fund
            Management LLC (PIFM) and Jennison
Associates LLC.

Votes For 		Votes Against
	Abstentions

		2,601,878		69,923
	41,090

03.	To permit PIFM to enter into or make material
changes to
subadvisory
agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		1,821,898		172,343
	76,357

04.	An amendment to the management agreement to
permit PIFM
to allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		1,856,471		136,987
	77,140

5A.	To approve certain changes to the Fund s
fundamental
investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		1,862,304		129,762
	78,532

5B.	To approve certain changes to the Fund s
fundamental
investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		1,854,469		143,947
	72,182

5C.	To approve certain changes to the Fund s
fundamental
investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		1,870,111		134,840
	65,647

5D.	To approve certain changes to the Fund s
fundamental
investment restrictions
or policies: Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		1,874,109		127,834
	68,654

5E.	To approve certain changes to the Fund s
fundamental
investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	1,906,245		93,213
	71,140




5F.	Not Applicable

5G.	To approve certain changes to the Fund s
fundamental
investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		1,855,062		138,861
	76,675

5H.	To approve certain changes to the Fund s
fundamental
investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		1,868,181		113,084
	89,332

07.	To ratify the selection of
PricewaterhouseCoopers LLP as
independent
accountants for the Fund s current fiscal year.

		Votes For 		Votes Against
	Abstentions

		2,562,762		44,973
	50,396








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